Exhibit 99.1

CurrencyWorks Completes US$250,000 Financing Led By Management

Fairfield, CA, January 28, 2022 – CurrencyWorks Inc. (“CurrencyWorks” or the “Company”), (CSE: CWRK and OTCQB: CWRK), an award-winning, full-service blockchain platform provider, today announced that the Company intends to complete a non-brokered private placement pursuant to Section 4(a)(2) of the Securities Act of 1933 or Regulation S under the Securities Act of 1933, as applicable, pursuant to which the Company plans to sell to Jimmy Geiskopf, Cameron Chell and Swapan Kakumanu, directors and executive officers of the Company, shares of common stock for gross proceeds of US$50,000 of the Company. These shares are to be priced at the market as of the market close (OTCQB) on Thursday, January 27, 2022 with no discount, no warrant and will be subject to a hold period under United States securities laws and, if applicable, under Canadian securities laws.

In addition to the private placement, the Company has entered into a securities purchase agreement with SEGUS Holdings Ltd., a strategic investor, for the purchase of 1,221,001 shares of common stock and warrants to purchase 1,221,001 shares of common stock in a registered direct offering. The purchase price for one share of common stock and one warrant to purchase one share of common stock is US$0.1638. The warrants have an exercise price of US$0.2048 per share, will be immediately exercisable and expire two years from the issue date.

Concurrently with the private placement and registered direct offering, the Company intends to settle debt (the “Debt Settlement”) in the amount of US$100,000 owed by the Company to one creditor of the Company by the issuance of 488,281 shares of common stock at a deemed price of US$0.2048 per share. The Debt Settlement is subject to the entry into a debt settlement agreement with the creditor. All securities issued in connection with the Debt Settlement will be subject to a hold period under United States securities laws and, if applicable, under Canadian securities laws.

The registered direct offering is expected to close on or about January 28, 2022, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the registered direct offering for general corporate or working capital purposes.

The securities being offered in the registered direct offering described above are being offered pursuant to a “shelf” registration statement (File No. 333-255477) filed with the Securities and Exchange Commission (SEC) on April 23, 2021 and declared effective on May 4, 2021. Such securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement and the accompanying prospectus relating to the registered direct offering of the securities will be filed with the SEC. Electronic copies of the prospectus supplement and the accompanying prospectus relating to the registered direct offering of the securities may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting the Company at 3250 Oakland Hills Court, Fairfield, California 94534.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor there any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About CurrencyWorks

CurrencyWorks Inc. (CSE: CWRK and OTCQB: CWRK) is a publicly-traded company that builds and operates FinTech Platforms for Digital Currencies, Digital Assets, and Security Tokens.

For more information on CurrencyWorks, please visit us at www.currencyworks.io. For additional investor info, visit www.currencyworks.io or www.sedar.com and www.sec.gov searching CWRK.

Company Contact

Bruce Elliott, President

Phone: 424-570-9446

Bruce.elliott@currencyworks.io

Forward-Looking Statements

This news release contains “forward-looking statements.” Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things: statements regarding the intended use of proceeds, statements regarding the private placement and the Debt Settlement and the expected closing date of the registered direct offering. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

The reader is cautioned that assumptions used in the preparation of any forward-looking statements may prove to be incorrect. Events or circumstances may cause actual results to differ materially from those predicted, as a result of numerous known and unknown risks, uncertainties, and other factors, many of which are beyond the control of the Company. The reader is cautioned not to place undue reliance on any forward-looking statement. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement. Risks and uncertainties about the Company’s business are more fully discussed in the Company’s disclosure materials, including its prospectus supplement and accompanying prospectus related to the registered direct offering/reports and other documents filed with the SEC and the Canadian securities regulators and which can be obtained from either at www.sec.gov or www.sedar.com. The forward-looking statements contained in this news release are made as of the date of this news release and the Company assumes no obligation to update any forward-looking statement or to update the reasons why actual results could differ from such statements except to the extent required by law.